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EXHIBIT 21.1


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                                                               ADDITIONAL
                                                               NAMES UNDER
                             STATE OR JURISDICTION            WHICH CONDUCTS
SUBSIDIARY                        INCORPORATED                  BUSINESS
----------                        ------------                  --------
Carver Boat Corporation, LLC        Delaware                  Carver Yachts

Crestliner, Inc.                    Minnesota

Genmar Boats Canada, Inc.           Canada

Genmar Industries, Inc.             Delaware                  Lund Boats, a division
                                                              of Genmar Industries,
                                                              Inc.

Genmar Logic, LLC                   Delaware                  Logic Boats

Genmar Manufacturing
         of Kansas, LLC             Delaware                  Nova Boats

Larson/Glastron Boats, Inc.         Delaware                  Larson Boats,
                                                              a division of Larson/
                                                              Glastron Boats, Inc.

                                                              Glastron Boats,
                                                              a division of Larson/
                                                              Glastron Boats, Inc.

Minstar, Inc.                       Delaware

Wellcraft Marine Corp.              Delaware                  Aquasport, a division
                                                              of Wellcraft Marine Corp.

Wood Manufacturing
Company, Inc.                       Arkansas                  Ranger Boats
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